Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

CAMP4 Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	CAMP4 Therapeutics Corporation Amended and Restated 2016 Stock Option and Grant Plan – Common Stock, $0.0001 par value per share	Other - 457(c) and 457(h)	2,078,470 shares(2)	$7.80(3)	$16,212,066.00	0.0001531	$2,483
Equity	CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan – Common Stock, $0.0001 par value per share	Other - 457(c) and 457(h)	2,143,039 shares(4)	$10.88(5)	$23,316,264.32	0.0001531	$3,570
Equity	CAMP4 Therapeutics Corporation 2024 Employee Stock Purchase Plan – Common Stock, $0.0001 par value per share	Other - 457(c) and 457(h)	214,303 shares(6)	$10.88 (5)	$2,331,616.64	0.0001531	$357
Total Offering Amounts					$41,859,946.96		$6,410
Total Fee Offsets
Net Fee Due							$6,410

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”) this Registration Statement also covers such additional shares of common stock, par value $0.0001 per share (“Common Stock”) as may be issued to prevent dilution from stock splits, stock dividends, recapitalization and other similar transactions.
(2)	Represents shares of Common Stock issuable upon exercise or settlement of awards previously granted under the CAMP4 Therapeutics Corporation Amended and Restated 2016 Stock Option and Grant Plan (the “2016 Plan”) that are outstanding as of the date of this Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Act. For the shares of Common Stock reserved for issuance upon the exercise of outstanding awards under the 2016 Plan, the Proposed Maximum Offering Price Per Share is $7.80 per share, which is the weighted average exercise price (rounded to the nearest cent) of the outstanding awards under the 2016 Plan.
(4)	Represents shares of Common Stock reserved for issuance upon exercise of options or in respect of other awards under the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan (the “2024 Plan”) (inclusive of shares of Common Stock that may again become issuable with respect to awards under the 2024 Plan pursuant to the share counting, share recycling and other terms and conditions of the 2024 Plan). The 2024 Plan includes an “evergreen” provision, which provides that on January 1st of each year during the term of the 2024 Plan beginning in 2025, the number of shares of Common Stock available for issuance under the 2024 Plan will automatically increase in an amount equal to the lesser of (A) five percent of the number of shares of Common Stock outstanding as of the immediately preceding December 31st and (B) the number of shares of Common Stock determined by the board of directors of the Registrant on or prior to such date for such year.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Act based on the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Global Market on October 11, 2024 to be $11.50 and $10.25, respectively.
(6)	Represents shares of Common Stock reserved for issuance under the CAMP4 Therapeutics Corporation 2024 Employee Stock Purchase Plan (the “ESPP”), along with shares of Common Stock that may again become available for delivery with respect to awards under the ESPP pursuant to the share counting, share recycling and other terms and conditions of the ESPP. The ESPP includes an “evergreen” provision, which provides that on January 1st of each year during the term of the ESPP beginning in 2025, the number of shares of Common Stock available for issuance under the ESPP will automatically increase in an amount equal to the lesser of (A) one percent of the number of shares of Common Stock outstanding as of the immediately preceding December 31st and (B) the number of shares of Common Stock determined by the board of directors of the Registrant on or prior to such date for such year, up to a maximum of 2,357,343 shares in the aggregate.